UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                FORM 8-K(Amended)

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                         Date of Report: August 31, 1999
                        (Date of earliest event reported)

                                INTERDYNE COMPANY
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                      0-4454                  95-2563023
(State or other jurisdiction of         Commission            (I.R.S. Employer
incorporation or organization)         File Number           Identification No.)

    7 Whatney, Irvine, California                                       92618
(Address of principal executive offices)                              (Zip Code)

                                 (949) 454-2441
              (Registrant's telephone number, including area code)

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                                INTERDYNE COMPANY

ITEM 4: CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) Previous Independent Accountants

      (i) On August 31, 1999, the Board of Directors of the Registrant approved the replacement of KPMG LLP ("KPMG") as its independent accountants. This action was taken after KPMG informed the Registrant that they declined to stand for reelection effective June 30, 1999.

      (ii) KPMG's reports on the Registrant's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

      (iii) During the two most recent fiscal years and any subsequent interim period preceding June 30, 1999, (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which agreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make a reference to the subject matter of the disagreements in connection with its reports in the financial statements for such years, and (ii) there were no reportable events as described in Item 304 of Regulation S-K.

      (iv) The Registrant provided KPMG with a copy of this report no later than the date this report was filed with the Securities and Exchange Commission and has requested that KPMG furnish it with the letter described in Item 304(a)(3) of Regulation S-K. A copy of the letter from KPMG to the Securities and Exchange Commission described in
            Item 304(a)(3) of Regulation S-K is filed as an exhibit hereto.

(b) New Independent Accountants

      (i) The Registrant engaged Gendron, Lim & Company ("Gendron") as its independent accountants to audit its financial statements, effective June 30, 1999. The action was approved by the Registrant's Board of Directors. Neither the Registrant nor anyone on its behalf has consulted with Gendron regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither a written report nor oral advice was provided to the Registrant that Gendron concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue during its two most recent fiscal years or the subsequent interim period prior to engaging Gendron.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c)   Exhibits

            16. Letter from KPMG dated August 31, 1999, pursuant to Item 304(a)(3) of Regulation S-K. (Filed under separate cover by KPMG.)


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